SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))

[X]  Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             RALSTON PURINA COMPANY
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                                                                               1
     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)   Total fee paid:

     ---------------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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                                                                               2

     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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                             RALSTON PURINA COMPANY
                              CHECKERBOARD SQUARE
                           ST. LOUIS, MISSOURI 63164

DEAR SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ralston Purina Company to be held at 2:30 p.m. on Thursday, January 23, 1997, at the Grand Ballroom, Hyatt Regency St. Louis Hotel, St. Louis Union Station, 1820 Market Street, St. Louis, Missouri.

     We hope you will attend in person. If you plan to do so, and are a registered shareholder, please complete and return the enclosed request for an advance registration form. An admission card will be sent to you which will expedite your admission.

     Whether you plan to attend the meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope
                                                                               3
provided. This will ensure representation of your shares in the event that you are unable to attend the meeting.

     The Directors and Officers of the Company look forward to meeting with you.



                                   WILLIAM P. STIRITZ
                                   Chairman of the Board and
                                   Chief Executive Officer

December 6, 1996


                    TABLE OF CONTENTS

                                                                    PAGE


Notice of Annual Meeting of Shareholders                              3

Proxy Statement                                                       4

          Voting                                                      4

Item 1. Election of Directors                                         5

          Information about Nominees and Directors                    5

          Stock Ownership                                             7
                                                                               4

          Directors' Meetings, Committees and Fees                    12

Item 2. Ratification of the Appointment of Independent Accountants    15

Other Business                                                        15

Executive Compensation                                                15

Compensation Committee Interlocks and Insider Participation           22

Human Resources Committee Report on Executive Compensation            22

Performance Graphs                                                    27

Section 16(a) Beneficial Ownership Reporting Compliance               29

Solicitation Statement                                                29

Shareholder Proposals for 1998 Annual Meeting                         29

                             RALSTON PURINA COMPANY

                              CHECKERBOARD SQUARE

                           ST. LOUIS, MISSOURI 63164

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:
                                                                               5

     The Annual Meeting of Shareholders of Ralston Purina Company will be held at 2:30 p.m. on Thursday, January 23, 1997, at the Grand Ballroom, Hyatt Regency St. Louis Hotel, St. Louis Union Station, 1820 Market Street, St. Louis, Missouri.

     The meeting will be held for the following purposes:

     1. To elect three Directors to serve three-year terms ending in January, 2000, or until their successors are elected and qualified;

     2. To ratify the Board of Directors' appointment of Price Waterhouse as independent accountants for the Company for the fiscal year ending September 30, 1997;

and to act upon such other matters as may properly come before the meeting.

     Only shareholders of record at the close of business on November 18, 1996, are entitled to vote at the meeting and any adjournments thereof.

                                   By order of the Board of Directors,


                                   NANCY E. HAMILTON
                                   Secretary

December 6, 1996


                                PROXY STATEMENT

                                     VOTING
                                                                               6

     This Proxy Statement is furnished to the shareholders of Ralston Purina Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on January 23, 1997. This Proxy Statement is being mailed to shareholders on or about December 6, 1996.

     The voting securities of the Company presently consist of its $.10 par value Common Stock and its $1.00 par value Series A ESOP Convertible Preferred Stock ("ESOP Preferred Stock"), (collectively, the "Stock"). As of November 1, 1996, the Company had issued and outstanding 105,975,413 shares of Common Stock and 2,891,509 shares of ESOP Preferred Stock. The 8,712,812 shares of Common Stock and 418,978 shares of ESOP Preferred Stock held in the Company's treasury will not be voted.

     The persons named as Proxies on the proxy card accompanying this Proxy Statement were designated by the Company's Board of Directors. The shares represented by each such proxy will be voted in accordance with the terms of the proxy. Proxies also authorize such persons to vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the meeting. Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company in writing at any time before its exercise. Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person.

     Each share of Common Stock and ESOP Preferred Stock outstanding on the record date will be entitled to one vote. Shareholders do not have the right under the terms of the Company's Restated Articles of Incorporation to vote cumulatively in electing directors.

     A majority of the outstanding shares of Common Stock and ESOP Preferred Stock entitled to vote at this meeting, represented in person or by proxy, will
                                                                               7
constitute a quorum. With regard to any proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares which are entitled to vote on the subject matter and which are represented in person or by proxy at the meeting at which a quorum is present. Under the Company's Restated Articles of Incorporation, certain amendments to those Articles, and certain transactions described therein, may require higher thresholds for approval. Abstentions and broker non-votes as well as the withholding of authority are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes and directions to withhold authority are not counted for purposes of determining whether a proposal has been approved.

     Only shareholders of record at the close of business on November 18, 1996, are eligible to vote at the meeting. If a shareholder participates in the Company's Dividend Reinvestment Plan, any proxy given by such shareholder will also include all shares held for the shareholder's account under that plan, unless contrary instructions are given.

                         ITEM 1. ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Articles of Incorporation, Bylaws and the Board resolution adopted pursuant thereto, the Board consists of ten members organized into three classes, with two classes consisting of three members and one class consisting of four members, with each Director elected to serve for a three-year term.

     At this meeting, three Directors are to be elected to serve three-year terms ending in January, 2000, or until their successors are elected and qualified. In accordance with the recommendation of its Nominating Committee, the Board has nominated Messrs. John H. Biggs, David C. Farrell and William P. Stiritz for election as Directors at this meeting. Each nominee is currently
                                                                               8
serving as a Director and has consented to serve for a new term. If any nominee should be unable to serve as a Director, an event not anticipated, proxies not limited to the contrary may be voted in favor of the election of such other person as the Board may nominate.

                    INFORMATION ABOUT NOMINEES AND DIRECTORS

     Information about nominees for Directors, and for Directors continuing in office, follows. Directors' ages are as of December 31, 1996.

--------------------------------------------------------------------------------

[PHOTO]   John H. Biggs, Director Since 1989, Age 60
          (Standing for election at this meeting for a term expiring in 2000)

          Chairman of the Board and Chief Executive Officer, Teachers Insurance and Annuity Association-College Retirement Equities Fund (pension fund management). Former Chairman of the Board and Chief Executive Officer of Centerre Trust Co. of St. Louis. Also a director of McDonnell Douglas Corporation.

--------------------------------------------------------------------------------

[PHOTO]   David C. Farrell, Director Since 1987, Age 63
          (Standing for election at this meeting for a term expiring in 2000)

          Chairman of the Board and Chief Executive Officer, The May  Department
          Stores Company  (department  store retailing).    Also a  director  of
          Emerson Electric Company.

--------------------------------------------------------------------------------

                                                                               9
[PHOTO]   William P. Stiritz, Director Since 1981, Age 62
          (Standing for election at this meeting for a term expiring in 2000)

          Chairman of the Board, Chief Executive Officer and President, Ralston Purina Company. Also a director of Angelica Corporation, Ball Corporation, Boatmen's Bancshares, Inc., Interstate Bakeries Corporation, The May Department Stores Company, Ralcorp Holdings, Inc. and Reinsurance Group of America, Incorporated.

--------------------------------------------------------------------------------

[PHOTO]   David R. Banks, Director Since 1985, Age 59
          (Continuing in Office-Term Expiring in 1998)

          Chairman of the Board and Chief Executive Officer, and former President, Beverly Enterprises, Inc. (health care services). Also a director of Nationwide Health Properties, Inc. and Wellpoint Health Networks, Inc.

--------------------------------------------------------------------------------

[PHOTO]   Donald Danforth, Jr.<F*>, Director Since 1961, Age 64
          (Continuing in Office-Term Expiring in 1999)

          Chairman of the Board, Vector Corporation (equipment manufacturing). Also President, Danforth Agri-Resources, Inc. (diversified investments and management) and Chairman of the Board, Treasurer and former President, Kennelwood Village, Inc. (pet care center). Also a director of Boatmen's Trust Company.

--------------------------------------------------------------------------------

                                                                              10
[PHOTO]   William H. Danforth<F*>, Director Since 1969, Age 70
          (Continuing in Office-Term Expiring in 1999)

          Chairman of the Board and former Chancellor, Washington University. Also a director of McDonnell Douglas Corporation and Ralcorp Holdings, Inc.

*Donald Danforth, Jr. and William H. Danforth are brothers.

--------------------------------------------------------------------------------

[PHOTO]   M. Darrell Ingram, Director Since 1986, Age 64
          (Continuing in Office-Term Expiring in 1998)

          Chairman of the Board, Red Fox Environmental Services, Inc. (pollution
          control services).   Retired  President and  Chief Executive  Officer,
          Petrolite Corporation (specialty chemicals).

--------------------------------------------------------------------------------

[PHOTO]   Richard A. Liddy, Director Since 1995, Age 61
          (Continuing in Office-Term Expiring in 1999)

          Chairman of the Board, President and Chief Executive Officer and former Chief Operating Officer, General American Life Insurance Company (insurance). Chairman of the Board of the Reinsurance Group of America, Incorporated (insurance), and of the registered investment companies of the General American Capital Company and The Walnut Street Funds, Inc. (investments). Also a director of Brown Group, Inc. and Union Electric Company.

--------------------------------------------------------------------------------
                                                                              11

[PHOTO]   John F. McDonnell, Director Since 1988, Age 58
          (Continuing in Office-Term Expiring in 1998)

          Chairman of the Board and former Chief Executive Officer, McDonnell Douglas Corporation (aerospace technology and complementary businesses).

--------------------------------------------------------------------------------

[PHOTO]   Katherine D. Ortega, Director Since 1992, Age 62
          (Continuing in Office-Term Expiring in 1999)

          Former Alternate Representative of the United States to the 45th General Assembly of the United Nations. Former Treasurer of the United States. Also a director of Diamond Shamrock, Inc., The Kroger Company, Long Island Lighting Company, Rayonier, Inc. and The Paul Revere Corporation.

--------------------------------------------------------------------------------

                                STOCK OWNERSHIP

     Table I below sets forth information regarding the sole person known by the Company to beneficially own, as defined by the Securities and Exchange Commission ("SEC") Rule 13d-3, 5% or more of the Company's Common Stock as of November 1, 1996.


                                                                              12
                                    TABLE I































                                                                              13
      Name and Address                                      Amount and Nature of     % Of Shares         Explanatory
      Of Beneficial Owner          Title of Class           Beneficial Ownership     Outstanding(A)      Notes






























                                                                                                                                  14
































                                                                              15
Boatmen's Bancshares, Inc.         Common Stock             13,139,049                    11.67%         (B)
One Boatmen's Plaza
St. Louis, MO 63101





























                                                                                                                                  16
-----

(A) Shares outstanding were deemed to be shares actually outstanding on November 1, 1996 and shares into which ESOP Preferred Stock held by it on that date could be converted. See footnote B below.

(B) Based on written representations made by the shareholder, this amount includes shares of Common Stock owned by the following subsidiaries of Boatmen's Bancshares, Inc.: Boatmen's Trust Company--6,495,518 shares and other Boatmen's Bancshares subsidiaries--21,975 shares. Of these shares, Boatmen's has voting and investment powers as follows: sole voting-- 1,635,267 shares; shared voting--4,876,274 shares; sole investment--652,068 shares; and shared investment--5,662,496 shares. Of such shares, voting or investment power for 857,022 and 857,033 shares are shared with Donald Danforth, Jr. and William H. Danforth, respectively, both of whom are Directors of the Company (see Table II). Also includes 6,621,556 shares of Common Stock into which the Company's ESOP Preferred Stock is convertible at a conversion rate of 2.29 shares of Common Stock for each share of ESOP Preferred Stock. Boatmen's disclaims beneficial ownership of these shares.

--------------------------------------------------------------------------------

     All 2,891,509 shares of the Company's outstanding ESOP Preferred Stock are held by Boatmen's Trust Company, a subsidiary of Boatmen's Bancshares, Inc., as trustee under the Company's Savings Investment Plan. Voting and investment of such shares are pursuant to the terms of the Plan. The Company's Employee Benefit Asset Investment Committee, currently consisting of J. R. Elsesser, Chairman, L. L. Fraley, C. S. Sommer and A. M. Wray, each of whom is an employee of the Company, has authority, subject to fiduciary obligations, to direct the trustee to convert the ESOP Preferred Stock into shares of Common Stock. The Investment Committee also has authority under the Plan to delete or establish
                                                                              17
other investment funds. The Company's Benefits Policy Board, currently consisting of W. P. McGinnis, Chairman, C. S. Sommer, J. W. Brown, J. R. Elsesser, J. P. Mulcahy and W. P. Stiritz, each of whom is an employee of the Company, has authority to amend the Plan, which amendment may also include the deletion of such funds. Upon conversion of the shares of ESOP Preferred Stock into shares of Common Stock, the shares of Common Stock received in such conversion would be invested in the Common Stock Fund or distributed to participants, as required by the terms of the Plan, and the members of the Investment Committee would have no further dispositive control over such shares. Upon receipt of directions to delete such Funds, the appropriate trustee of the Plan would be required to sell or cause to be converted or redeemed the shares of Stock held in the relevant Funds and transfer the proceeds to accounts in other investment funds established on behalf of participants in the Plan. Neither the Investment Committee nor the Benefits Policy Board has the right to vote any shares of Stock held in the Plan. Because of their indirect dispositive power which could be deemed to be beneficial ownership, the Investment Committee and the Benefits Policy Board each files a Schedule 13G on an annual basis disclosing the above authority with respect to shares of Stock held in the Plan, but both disclaim any beneficial ownership.

     Under the Ralston Purina Company Savings Investment Plan, the following Named Executive Officers have credited to their accounts the following number of shares of ESOP Preferred Stock as to which these individuals have only voting power: Mr. Stiritz--1,373 shares; Mr. Brown--1,414 shares; Mr. Elsesser--1,408 shares; Mr. McGinnis--1,424 shares; Mr. Mulcahy--733 shares; and all other Executive Officers as a group--6,973 shares. In each case, such ownership represents less than 1% of the total shares of ESOP Preferred Stock outstanding.

     Table II sets forth information regarding beneficial ownership (as defined by SEC Rule 13d-3) of Stock by Directors, Nominees for Directors, Executive Officers named in the Summary Compensation Table on page 12, (the "Named Executive Officers") and all Directors and Executive Officers as a group as of
                                                                              18
November 1, 1996. All such persons possess sole voting and investment power with respect to the Common Stock, except that they have sole voting power with respect to the Common Stock as well as the ESOP Preferred Stock held in the Savings Investment Plan. An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the Stock as of November 1, 1996.


                                    TABLE II




















                                                                              19
                                  Number of                               Number of
         Directors,                Shares                                   Shares
   Nominees for Directors       Beneficially          % of Shares        Beneficially       % of Shares        Explanatory
   and Executive Officers           Owned           Outstanding(A)          Owned          Outstanding(A)         Notes




























                                                                                                                                  20
































                                                                              21
                                       Common             %               ESOP                 %

David R. Banks                            203             *                      0
John H. Biggs                           2,035             *                      0                                  (B)
Donald Danforth, Jr.                1,237,138           1.17%                    0                                (B)(D)
William H. Danforth                   956,560             *                      0                               (B)(C)(E)
David C. Farrell                       25,443             *                      0                                  (C)
M. Darrell Ingram                       3,676             *                      0                                  (F)
Richard A. Liddy                        1,000             *                      0
John F. McDonnell                       5,129             *                      0                                (C)(G)
Katherine D. Ortega                     1,198             *                      0
William P. Stiritz                  1,004,928             *                  1,373             *                 (C)(H)(N)
Jay W. Brown                          174,395             *                  1,414             *                  (I)(N)
James R. Elsesser                     231,186             *                  1,408             *                  (J)(N)
W. Patrick McGinnis                   232,476             *                  1,424             *                  (K)(N)
J. Patrick Mulcahy                    213,382             *                    733             *                  (L)(N)
All Directors and                   4,260,935           3.99%               13,325             *                  (M)(N)
Executive Officers as a
Group (20 persons)














                                                                                                                                  22

-----

(A) For purposes of calculating the percentage of outstanding Common Stock and ESOP Preferred Stock, respectively, owned by each individual or the group, shares outstanding were deemed to be (i) shares actually outstanding on November 1, 1996, and (ii) with respect to Common Stock owned by Executive Officers, shares attributable to stock options which could be exercised within 60 days from November 1, 1996.

<FB> Excludes 4,016,153  shares of  Common Stock,  or 3.79%  of the  outstanding
     Common Stock, held by The Danforth Foundation, St. Louis, Missouri. John H. Biggs, Donald Danforth, Jr. and William H. Danforth are three of the ten trustees of the Foundation. Messrs. Biggs, D. Danforth, Jr. and W. Danforth disclaim beneficial ownership of such shares.

<FC> Excludes 2,384,601  shares of  Common Stock,  or 2.25%  of the  outstanding
     Common Stock, held by Washington  University, St. Louis, Missouri.  William
     H. Danforth is Chairman of the Board of Trustees of the University and Directors Farrell, McDonnell and Stiritz are on the University's Board of
     Trustees, which consists  of 49 members.  Messrs.                        W.
     Danforth, Farrell, McDonnell and Stiritz disclaim beneficial ownership of such shares.

<FD> Donald Danforth,  Jr.  has sole  voting  and investment  powers  respecting
     276,727 shares of Common Stock. He shares voting and investment powers respecting 842,565 shares of Common Stock, and disclaims beneficial ownership of 54,851 of such shares of Common Stock. Included are 117,846 shares of Common Stock owned or held as custodian by his wife.

<FE> William H. Danforth has sole voting and investment powers respecting 78,706 shares of Common Stock.  He shares voting and investment powers  respecting
                                                                              23
     877,854 shares of Common Stock, and disclaims beneficial ownership of 99,527 of such shares of Common Stock.

<FF> Includes 264 shares of Common Stock held by his wife.

<FG> Includes 3,094 shares of Common Stock held in trusts of which Mr. McDonnell serves as co-trustee.

<FH> Includes 10,159 shares of Common Stock  owned by Mr. Stiritz's wife,  8,863 shares of Common Stock owned jointly with his child and 83,014 shares of Common Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 11,300 shares of Common Stock which is an approximation of the number of shares which Mr. Stiritz beneficially owns under the Company's Savings Investment Plan. Mr. Stiritz disclaims beneficial ownership of shares of Common Stock owned by his wife.

<FI> Includes 21,296  shares of  Common  Stock owned  by  Mr. Brown's wife  and
     106,913 shares of Common Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 811 shares of Common Stock which is an approximation of the number of shares which Mr. Brown beneficially owns under the Company's Savings Investment Plan.

<FJ> Includes 143,091 shares of Common Stock  which are not presently owned  but could be acquired within 60 days by the exercise of stock options. Also includes 507 shares of Common Stock which is an approximation of the shares which Mr. Elsesser beneficially owns under the Company's Savings Investment Plan. Excludes 1,731,005 shares of Common Stock held to fund retirement benefits by the Ralston Purina Retirement Plan Trust of which Mr. Elsesser is one of four trustees who collectively exercise investment and voting power. Mr. Elsesser disclaims beneficial ownership of shares held in the
                                                                              24
     Retirement Plan Trust.

<FK> Includes 1,869  shares of  Common Stock  owned by  Mr. McGinnis'  wife  and
     143,091 shares of Common Stock which are not presently owned but could be acquired by Mr. McGinnis within 60 days by the exercise of stock options. Also includes 709 shares of Common Stock which is an approximation of the number of shares which Mr. McGinnis beneficially owns under the Company's Savings Investment Plan. Mr. McGinnis disclaims beneficial ownership of shares of Common Stock owned by his wife.

<FL> Includes 2,471  shares of  Common Stock  owned jointly  with Mr.  Mulcahy's children and 143,091 shares of Common Stock which are not presently owned but could be acquired within 60 days by the exercise of stock options. Also includes 1,521 shares of Common Stock which is an approximation of the number of shares which Mr. Mulcahy beneficially owns under the Company's Savings Investment Plan.

<FM> Includes 96,930 shares of  Common Stock which are  not presently owned  but could be acquired within 60 days by all other Executive Officers by the exercise of stock options. Also includes 19,054 restricted shares of Common Stock which such other Executive Officers presently have only voting power and 2,654 shares of Common Stock which is an approximation of the number of shares which such other Executive Officers beneficially own under the Company's Savings Investment Plan. Excludes 1,731,005 shares of Common Stock held to fund retirement benefits by the Ralston Purina Retirement Plan Trust of which two Executive Officers are two of four trustees who collectively exercise investment and voting power.

[FN] Shares of Common Stock which are held in  the Company's Savings Investment
     Plan are not directly allocated to individual participants but instead are held in a separate fund in which participants acquire units. Such fund also holds varying amounts of cash and short-term investments. The number
                                                                              25
     of shares of Common Stock reported herein as being held in the Plan with respect to the Executive Officers of the Company is an approximation of the number of such shares in the fund allocable to each of the Executive Officers. The number of shares allocable to a participant in the fund will vary on a daily basis based upon the cash position of the fund and the market price of the Common Stock.

--------------------------------------------------------------------------------

                    DIRECTORS' MEETINGS, COMMITTEES AND FEES

     The Board meets regularly during the year and holds such special meetings as deemed advisable to review significant matters affecting the Company and to act upon matters requiring Board approval. Six regularly scheduled meetings of the Board of Directors were held during fiscal year 1996. Non-management Directors receive an annual retainer of $30,000. They are also paid $1,000 for attending each regular or special Board meeting and each standing committee meeting, including telephonic meetings, and for each consent to action without a meeting. Non-management Directors who chair standing committees receive an additional annual retainer of $2,000. The Company reimburses Directors for travel expenses in connection with Board meetings and also pays the premiums on Directors' and Officers' Liability and Travel Accident insurance policies insuring Directors.

     The Company has a Deferred Compensation Plan for Non-Management Directors. Under this plan, any non-management Director may elect to defer, with certain limitations, all retainers and fees. Deferrals may be made in Common Stock equivalents in an Equity Option or may be made in cash under a Variable Interest Option. Deferrals in the Variable Interest Option earn interest at Morgan Guaranty Trust Company of New York's prime rate. Deferrals in the Equity Option in fiscal year 1996 were, prior to June 1, 1996, increased by a 25% match by the Company and, thereafter, by a 33-1/3% match. Equity Option deferrals earn
                                                                              26
dividend equivalents to the extent dividends are paid on the underlying Common Stock. Effective June 1, 1996, the Retirement Plan for Non-Management Directors was terminated and the present value of amounts accrued as of that date were credited to the Equity Option with no Company match. Stock equivalents credited to a Director's account are valued at market value of the underlying Common Stock at the time of payout. Deferrals are paid out in a lump sum in cash (or, with respect to deferrals in the Equity Option, in Common Stock if the Director so elects) to the Director at the Director's retirement, termination or total disability, or to the Director's estate or beneficiary upon the Director's death.

     During fiscal year 1996, all Directors attended 75% or more of the aggregate of the meetings of the Board and of the Board committees to which they were appointed.

     To assist the Board in the discharge of its responsibilities, it has the following standing committees: Audit, Executive, Finance, Human Resources and Nominating. A description of each standing committee and its membership as of the date of this Proxy Statement follows:

                               -----------------

AUDIT COMMITTEE          Members:  M. D. Ingram, Chairman; D. R. Banks,
                                   J. F. McDonnell and K. D. Ortega

     The Audit Committee consists of four non-management Directors and is responsible for matters relating to accounting policies and practices, financial reporting, and internal controls. Each year it recommends to the Board the appointment of a firm of independent accountants to examine the financial statements of the Company. It reviews with representatives of the independent accountants, principal corporate officers and the Vice President and Director of Internal Auditing the scope of the examination of the Company's financial
                                                                              27
statements, results of audits, audit costs, and recommendations with respect to internal controls and financial matters. The Audit Committee also reviews nonaudit services rendered by the Company's independent accountants and periodically meets with or receives reports from principal corporate officers and the Vice President and Director of Internal Auditing. The Audit Committee met two times in fiscal year 1996.

                               -----------------

EXECUTIVE COMMITTEE      Members:  W. P. Stiritz, Chairman; D. Danforth, Jr.,
                                   W. H. Danforth and M. D. Ingram

     The Executive Committee consists of four Directors and may exercise all of the authority of the Board in the management of the Company in the intervals between meetings of the Board. The Executive Committee did not meet in fiscal year 1996.

                               -----------------

FINANCE COMMITTEE        Members:  D. R. Banks, Chairman; D. Danforth, Jr.,
                                   D. C. Farrell, R. A. Liddy,
                                   J. F. McDonnell and W. P. Stiritz

     The Finance Committee consists of six Directors. It reviews the Company's financial condition, objectives and strategies and makes recommendations and reports to the Board concerning financing requirements, dividend policy, foreign currency management and pension fund performance. The Finance Committee met five times in fiscal year 1996.

                               -----------------

HUMAN RESOURCES COMMITTEE          Members:  W. H. Danforth, Chairman;
                                                                              28
                                   J. H. Biggs, M. D. Ingram and K. D. Ortega

     The Human Resources Committee consists of four non-management Directors. It sets the compensation of all Executive Officers, approves deferrals under the Company's Deferred Compensation Plan for Key Employees, administers the 1988 and 1996 Incentive Stock Plans and grants awards under the 1996 Incentive Stock Plan. It also monitors the competitiveness of management compensation and benefit programs, and reviews principal employee relations policies and procedures. The Human Resources Committee met one time in fiscal year 1996.

                               -----------------

NOMINATING COMMITTEE     Members:  D. Danforth, Jr., Chairman; J. H. Biggs
                                   and D. C. Farrell

     The Nominating Committee consists of three non-management Directors. It recommends to the Board nominees for election as Directors and Executive
Officers of the Company. Additionally, it makes recommendations to the Board regarding election of Directors to positions on committees of the Board and compensation and benefits for Directors. The Nominating Committee will consider suggestions from shareholders regarding possible Director candidates. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Nominating Committee met four times in fiscal year 1996.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. BIGGS, FARRELL AND
STIRITZ.

                   ITEM 2. RATIFICATION OF THE APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

     Upon the recommendation  of the Audit  Committee, the  Board has  appointed
                                                                              29
Price Waterhouse as independent accountants to examine the consolidated accounts of the Company for the fiscal year ending September 30, 1997, subject to ratification by shareholders. Price Waterhouse has performed this function for the Company since 1955. The firm will be represented at the 1997 Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to questions from shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS.


                                 OTHER BUSINESS

     The Board knows of no business which will be presented for consideration at the 1997 Annual Meeting of Shareholders other than that stated above. However, certain shareholders may present topics for discussion if presented in accordance with the provisions of the Company's Bylaws which require 25 days' advance written notice to the Secretary of the Company. Should any such matter properly come before the meeting and be submitted for a vote, votes may be cast pursuant to proxies granting discretionary authority to the Proxies in respect to any such matter in the best judgment of the person or persons acting under the proxies.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation for fiscal year 1996, and the two prior fiscal years, awarded to, earned by or paid to the Company's Chief Executive Officer and the Company's four other most highly compensated Executive Officers (collectively, "Named Executive Officers").


                                                                              30


                           SUMMARY COMPENSATION TABLE



























                                                                              31

                                                                                     Long Term
                                                  Annual Compensation             Compensation

                                                                                     (Awards)

                                                                                    Securities
                                                                   Other Annual     Underlying       All Other
                                                                   Compensation       Options       Compensation
 Name and Principal Position     Year    Salary($)    Bonus($)          ($)             (#)            ($)(1)























                                                                                                                                  32
































                                                                              33
W. P. Stiritz                   1996    $1,000,000     $1,071,000  $79,527  (2)     600,000         $621,289  (3)
Chairman of the Board, Chief    1995      $900,000     $1,071,000  $14,135          195,000         $601,862
Executive Officer & President   1994      $825,000       $500,000  $38,060                0         $345,355


J. W. Brown                     1996      $300,000       $214,100  $ 6,977                0         $ 95,569
Vice President, and Chief       1995      $257,500       $200,000  $ 7,845          157,500         $ 88,244
Executive Officer and           1994      $257,500       $150,000  $ 6,368           46,468 (4)     $ 36,920
President, Protein
Technologies Intl., Inc.


J. R. Elsesser                  1996      $310,000       $224,750  $ 6,498           80,000         $145,246  (3)
Vice President and Chief        1995      $277,500       $236,000  $ 6,140           55,000         $140,727
Financial Officer               1994      $247,500       $125,000  $ 8,277                0         $ 79,300


W. P. McGinnis                  1996      $345,000       $273,000  $ 8,807          100,000         $129,074
Vice President, and President   1995      $310,000       $255,000  $10,927           65,000         $119,529
and Chief Executive Officer,    1994      $257,500       $175,000  $ 7,459                0         $ 78,960
Pet Products Group


J. P. Mulcahy                   1996      $345,000       $273,000  $ 6,821          100,000         $126,972
Vice President; and Chairman    1995      $310,000       $255,000  $ 6,138           65,000         $ 92,701
of the Board and Chief          1994      $277,500       $166,500  $ 8,465                0         $ 77,379
Executive Officer, Eveready
Battery Company, Inc.




                                                                                                                                  34

[FN]
 -----

<F1> The amounts shown in this column consist of the following: (i) above market interest accrued with respect to deferrals under the Fixed Benefit Option of the Company's Deferred Compensation Plan for Key Employees--such amounts are $65,550, $2,517, $4,244, $3,943, and $3,460, respectively, for Messrs.
     Stiritz, Brown, Elsesser, McGinnis and Mulcahy; (ii) Company matching contributions or accruals under the Company's Savings Investment Plan and Executive Savings Investment Plan--such amounts are $60,000, $18,000, $18,600, $20,700 and $28,080, respectively, for Messrs. Stiritz, Brown, Elsesser, McGinnis and Mulcahy; (iii) a Company match of 25% of amounts deferred under the Equity Option of the Deferred Compensation Plan for Key Employees--such amounts are $267,750, $53,525, $56,188, $68,250 and
     $37,500, respectively, for Messrs. Stiritz, Brown, Elsesser, McGinnis and Mulcahy; and (iv) amounts attributable to the portion of split-dollar life insurance premiums paid by the Company, which will be repaid on a specified future date, valued by multiplying the premiums outstanding during the fiscal year by the Company's weighted average short-term borrowing rate during the year--such amounts are $227,989, $21,527, $66,214, $36,181, and
     $57,932, respectively, for Messrs. Stiritz, Brown, Elsesser, McGinnis and Mulcahy.

<F2> The amount shown in this item includes $30,513 in expenses incurred by  the
     Company in connection with use of Company aircraft.

<F3> The amount shown in this item does not include compensation paid or payable by Interstate Bakeries Corporation ("IBC") to Messrs. Stiritz and Elsesser, who serve as directors of IBC at the request of the Company pursuant to the terms of the Shareholder Agreement between the Company and IBC.
                                                                              35

<F4> Options granted in 1994 were 524,472 options to acquire CBG Stock.  Upon exchange of shares of CBG Stock for Common Stock on May 15, 1995, outstanding options to acquire shares of CBG Stock were, pursuant to the terms of the awards, converted into options to acquire Common Stock.


                       OPTION GRANTS IN LAST FISCAL YEAR





















                                                                              36
      (a)                  (b)(1)                      (c)                 (d)(2)         (e)            (f)(8)
                    Number of Securities        % of Total Options      Exercise or
                     Underlying Options        Granted to Employees      Base Price    Expiration      Grant Date
      Name              Granted (#)               in Fiscal Year           ($/sh)         Date          Value ($)


W. P. Stiritz           200,000(3)(5)                10.37%               $67.25        09-25-06        5,528,000
                        200,000(3)(5)                10.37%               $67.25        09-25-06        5,528,000
                        200,000(3)(5)                10.37%               $67.25        09-25-06        5,528,000

J. W. Brown                   -                         -                    -             -                -

J. R. Elsesser           13,333(3)(6)                 .69%                $67.25        09-25-06         368,524
                         13,333(3)(6)                 .69%                $67.25        09-25-06         368,524
                         13,334(3)(6)                 .69%                $67.25        09-25-06         368,524
                         13,333(4)(7)                 .69%                $67.25        09-25-06         368,524
                         13,333(4)(7)                 .69%                $67.25        09-25-06         368,524
                         13,334(4)(7)                 .69%                $67.25        09-25-06         368,524

W. P. McGinnis           16,666(3)(6)                 .86%                $67.25        09-25-06         460,648
                         16,667(3)(6)                 .86%                $67.25        09-25-06         460,648
                         16,667(3)(6)                 .86%                $67.25        09-25-06         460,648
                         16,666(4)(7)                 .86%                $67.25        09-25-06         460,648
                         16,667(4)(7)                 .86%                $67.25        09-25-06         460,648
                         16,667(4)(7)                 .86%                $67.25        09-25-06         460,648

J. P. Mulcahy            16,666(3)(6)                 .86%                $67.25        09-25-06         460,648
                         16,667(3)(6)                 .86%                $67.25        09-25-06         460,648
                         16,667(3)(6)                 .86%                $67.25        09-25-06         460,648
                         16,666(4)(7)                 .86%                $67.25        09-25-06         460,648
                         16,667(4)(7)                 .86%                $67.25        09-25-06         460,648
                         16,667(4)(7)                 .86%                $67.25        09-25-06         460,648

                                                                                                                                  37

(1)  Options granted were options to acquire shares of Common Stock.

(2)  Market price on date of grant.

(3) Reflects one of three tranches each equal to 33-1/3% of stock price performance options granted to the executive on a single date. The options are exercisable in such tranches on 9-26-98, 9-26-01, and 9-26-04, provided that, with respect to each tranche, a target market price (reflecting a 5% per year increase in the market price of the Common Stock) is met on the respective date. If the target market price is not met on the relevant date, shares of that tranche will not become exercisable until and unless the target market price for a subsequent fiscal quarter end or award anniversary date is met. All shares become exercisable, in any event, on the ninth anniversary of the date of grant. The target market prices for the dates on which each tranche of such shares would first become exercisable are $74.14, $85.83, and $99.36, respectively.

(4) Reflects one of three tranches each equal to 33-1/3% of peer group performance options granted to the executive on a single date. The options are exercisable in such tranches on 9-26-98, 9-26-01, and 9-26-04, provided that, with respect to each tranche, the Company's average compound growth in Total Shareholder Return (defined as cumulative Common Stock price appreciation plus dividends from the date of grant), as of the respective date, is at or above the top 25th percentile of compound growth in Total Shareholder Return as of that date for a peer group of corporations, selected by the Human Resources Committee and subject to change at the Committee's discretion. If the peer group target is not met on the relevant date, shares of that tranche will not become exercisable until and unless the peer group target for a subsequent fiscal quarter end or award anniversary date is met. Any tranche for which the applicable peer group
                                                                              38
     target is not met by the tenth anniversary of the date of grant will never become exercisable.

(5) Options become exercisable upon death, declaration of permanent and total disability, retirement from the Company's Board of Directors, or a split-up of the Company as defined by the Human Resources Committee, only if the applicable target market price has been met prior to such event, or if the target market price as of the last fiscal quarter end or anniversary award date prior to such event is met at anytime during the remaining exercise period. Upon a change in control of the Company or on the ninth anniversary of the award, all conditions on exercise are waived.

(6) Options become exercisable upon death, declaration of permanent and total disability, retirement on or after attainment of age 55, involuntary termination other than for cause, or a split-up of the Company as defined by the Human Resources Committee, only if the applicable target market price has been met prior to such event, or if the target market price as of the last fiscal quarter end or anniversary award date prior to such event is met at any time during the remaining exercise period. Upon a change in control of the Company or on the ninth anniversary of the award, all conditions on exercise are waived.

(7) Options become exercisable upon death, declaration of permanent and total disability, retirement on or after attainment of age 55, involuntary termination other than for cause, or split-up of the Company as defined by the Human Resources Committee, only if the applicable peer group target has been met prior to such event, or if the peer group target as of subsequent fiscal quarter ends is thereafter met during the remaining exercise period. Upon a change in control of the Company, all conditions on exercise are waived.

(8)  Calculated using the binomial option pricing model.  Underlying assumptions
                                                                              39
     used in the calculation include a ten year expiration, a current market price and strike price of $67.25 per share, a ten year volatility assumption of 20.24%, a current dividend yield of 0.0% and a risk-free rate of return of 6.82%, which was derived from the treasury zero-coupon yield curve. The Company has elected to illustrate the potential realizable value using the binomial option pricing model as permitted by the rules of the Securities and Exchange Commission. This does not represent the
     Company's estimate or projection of future stock prices or of the assumptions utilized; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES















                                                                              40
                                                                                                  Value of Unexercised
                       Shares                                Number of Unexercised                In-the-Money Options
                     Acquired on          Value              Options at FY-End(#)                     At FY-End($)
      Name           Exercise(#)        Realized($)    Exercisable    Unexercisable       Exercisable     Unexercisable

W. P. Stiritz          167,396          $4,791,801         47,241          1,176,580         $1,620,673        $14,469,558
J. W. Brown               0                 0              98,797           271,127          $2,853,321        $4,304,862
J. R. Elsesser            0                 0             131,167           301,941          $4,626,182        $5,829,666
W. P. McGinnis            0                 0             131,167           331,941          $4,626,182        $5,959,666
J. P. Mulcahy             0                 0             131,167           331,941          $4,626,182        $5,959,666























                                                                                                                                  41

                                RETIREMENT PLAN

     The Ralston Purina Retirement Plan may provide pension benefits in the future to the Named Executive Officers. Substantially all regular U.S.
employees having one year of service with the Company or certain of its majority-owned subsidiaries are eligible to participate in the Retirement Plan. Employees become vested after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits.

     Annual benefits for the Named Executive Officers and other administrative employees are computed by multiplying the participant's Final Average Earnings (average of participant's five highest consecutive annual earnings during ten years prior to retirement or earlier termination) by the product of 1.5% times the participant's years of service (to a maximum of 40 years) and by subtracting from that amount up to one-half of the participant's primary social security benefit at retirement (with the actual amount of offset determined by age and years of service at retirement).

     The following table shows the estimated annual retirement benefits, in the form of a single life, 5-year certain annuity, that would be payable from the Retirement Plan to salaried employees, including the Named Executive Officers, assuming age 65 retirement. To the extent a Named Executive Officer's compensation or benefits exceed certain limits imposed by the Internal Revenue Code of 1986, as amended, the table also includes benefits payable from an unfunded supplemental retirement plan. The table reflects benefits prior to the subtraction of social security benefits as described above.

                                                                              42

                               PENSION PLAN TABLE





























                                                                              43
Remuneration
(Final Average                                      Years of Service

      Earnings)      10             15             20             25              30            35            40





























                                                                                                                                  44
  $   400,000     $   60,000   $    90,000     $  120,000    $   150,000    $   180,000    $   210,000   $   240,000
      500,000         75,000       112,500        150,000        187,500        225,000        262,500       300,000
      600,000         90,000       135,000        180,000        225,000        270,000        315,000       360,000
      700,000        105,000       157,500        210,000        262,500        315,000        367,500       420,000
      800,000        120,000       180,000        240,000        300,000        360,000        420,000       480,000
    1,000,000        150,000       225,000        300,000        375,000        450,000        525,000       600,000
    1,200,000        180,000       270,000        360,000        450,000        540,000        630,000       720,000
    1,400,000        210,000       315,000        420,000        525,000        630,000        735,000       840,000
    1,600,000        240,000       360,000        480,000        600,000        720,000        840,000       960,000
    2,000,000        300,000       450,000        600,000        750,000        900,000      1,050,000     1,200,000
    2,400,000        360,000       540,000        720,000        900,000      1,080,000      1,260,000     1,440,000
    2,500,000        375,000       562,500        750,000        937,500      1,125,000      1,312,500     1,500,000




















                                                                                                                                  45


     For the purpose of calculating retirement benefits, the Named Executive Officers had, as of September 30, 1996, the following years of credited service (rounded up to the nearest whole year): Messrs. Stiritz--33 years; Brown--26 years; Elsesser--12 years; McGinnis--25 years; and Mulcahy--29 years. Earnings used in calculating benefits under the Retirement Plan and the unfunded supplemental retirement plan are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 12.


                               DEATH BENEFIT PLAN

     The Company maintains, at no cost to the participants, an unfunded Executive Life Plan to provide supplemental benefits to certain key members of management, generally at the level of division vice president and above. The Plan provides a death benefit, after retirement of a plan participant, to his or her named beneficiary in an amount equal, on an after-tax basis, to 50% of the participant's last full year's salary and bonus prior to retirement. To be eligible for the benefit, a participant must at the time of retirement meet certain conditions, including (i) being enrolled in the Company's Partnership Life Plan, which is available to substantially all non-union administrative and production employees in the United States, with elective coverage of at least one times earnings; and (ii) being age 55 with at least two years of service or having a combination of age and years of service equal to at least 80. Messrs. Stiritz and Brown participated in the Executive Life Plan during fiscal year 1996.


                                 GRANTOR TRUST

                                                                              46
     During fiscal year 1994, the Company established and funded an irrevocable grantor trust to provide a source of funds to assist the Company in meeting its obligations under certain employee benefit plans and programs in which the Named Executive Officers, as well as other employees, participate. At the present time, assets of the trust consist primarily of Common Stock and life insurance policies. In the event that the Company is in default of its funding obligations under the trust, payment of obligations under such plans and programs will immediately accelerate unless the employee elects to defer payment.


          CHANGE-IN-CONTROL AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company has Management Continuity Agreements with the Named Executive Officers. The purpose of the agreements is to provide severance compensation to each covered Executive Officer in the event of the officer's voluntary or involuntary termination after a change in control of the Company. The compensation provided would be in the form of a lump sum payment equal to the present value of continuing the Executive Officer's salary and bonus for a specified period following the Executive Officer's termination of employment, the continuation of other executive benefits for the same applicable period and certain pension bridging payments. The initial applicable period is four years in the case of Mr. Stiritz, and three years for the other Named Executive Officers, which periods are subject to reduction for each complete year the Executive Officer remains employed following the change in control. No payments would be made in the event the Executive Officer's termination is due to death, disability or normal retirement, or is for cause, nor would any payments continue beyond the Executive Officer's normal retirement date.



                       COMPENSATION COMMITTEE INTERLOCKS
                                                                              47
                           AND INSIDER PARTICIPATION

     Mr. Stiritz serves on the compensation committee of the board of directors of General American Life Insurance Company, a mutual insurance company, of which Mr. Liddy is Chairman of the Board, President and Chief Executive Officer.

     The Company has for many years purchased insurance and insurance-related products and services from General American Life Insurance Company, as well as other major insurance companies, in the ordinary course of business and on competitive terms. Insurance policies with General American have principally included coverage for health, life and disability benefits. Certain of them are whole life or variable life policies in which premiums are intended to cover the cost of insurance as well as to increase the cash surrender value of such policies; the Company from time to time has borrowed against the cash surrender value of such policies and pays interest on such borrowings at rates determined pursuant to the relevant policy's terms. Certain of the life insurance policies purchased by the Company were contributed to the Company's grantor trust in fiscal year 1994; the Company retains the right to borrow against the cash value of such policies and it continued to pay the premiums thereon in fiscal year 1996.

     Substantially all of these insurance arrangements were entered into prior to Mr. Liddy's election to the Company's Board of Directors in 1995, and, to the Company's knowledge, Mr. Liddy receives no direct or indirect compensation related to, or has any other material interest in, the existence of these policies or the Company's ongoing transactions pursuant to their terms. Mr. Liddy has also disclaimed any material interest in transactions between the Company and General American. The Company expects that its business relationship with General American will continue and, as in the past, any such transactions will be conducted in the ordinary course and on competitive terms.


                                                                              48
                           HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee (the "Committee") consists entirely of non-employee directors free from relationships with the Company that might be considered a conflict of interest. It approves direct and indirect compensation of all executive officers and administers, and makes awards under, the 1996 Incentive Stock Plan which was approved by shareholders in February, 1996. Stock-based awards, such as stock options and restricted stock, may be granted under such Plan to officers and other key employees of the Company.

Compensation Philosophy

     The Company's executive compensation program is designed to provide total compensation that can attract, retain and motivate key employees. It implements this plan by employing a pay-at-risk approach in which base pay is kept below the median for comparable executive positions at comparison companies while developing incentive programs intended to provide such employees the opportunity to achieve total compensation at or above a specific target level for exceptional performance. In determining competitive pay standards, the Committee is apprised of published surveys of pay practices of other U.S. based corporations of similar size with which the Company may compete in recruiting executive talent.

     In addition to base salary, the Committee has established compensation incentives in the form of annual cash bonus awards, intermediate term cash bonus awards and long-term stock-based incentive awards to compensate its key executives. The cash awards are tied to the performance of the Company and the stock-based awards are designed to encourage executives to manage the Company from the perspective of the shareholders, aligning a substantial portion of the executives' compensation with the interests of equity owners of the Company.

                                                                              49
Salaries

     The Committee establishes the salaries of executives based on its assessment of the individual's responsibilities, experience, individual performance and contribution to the Company's performance. The Committee also takes into account compensation data from other companies as described above; historical compensation levels at the Company; the competitive environment for attracting and retaining executives; and, in the case of executive officers other than Mr. Stiritz, the recommendation of Mr. Stiritz. The Company attempts to set base salary levels at or below the median level for executives holding positions of similar responsibility and complexity at corporations surveyed by outside consultants. The salaries for Named Executive Officers are set forth in the Summary Compensation Table on page 12.

Annual Cash Bonus Award Programs

     Annual cash bonuses are set each year at, or shortly after, the end of the Company's fiscal year. Executive officers have an opportunity to earn an award based on a combination of individual performance and the overall performance of the Company or, in the case of certain operating unit executives, the performance of that unit. Individual performance is rated based on a subjective assessment of factors including quality and implementation of strategic plans, organizational and management development and special project leadership.
     For fiscal 1996, the following bonus programs applied with respect to the Named Executive Officers:

Chief Executive Officer - Mr. Stiritz's  bonus was measured equally  on Company performance and a subjective assessment by the Committee of his individual performance. Company performance was evaluated based on fully-diluted earnings per share ("EPS") growth versus prior year EPS.


                                                                              50
Business Unit Heads Bonus Plan - Bonuses for Messrs. McGinnis, Mulcahy and Brown

were measured on three components: Company performance was evaluated based on a comparison of fiscal 1996 results with fiscal 1995 with respect to (i) the Company's EPS (25%) and (ii) business unit earnings before income taxes (25%). Subjective assessment of individual performance accounted for 50% of the bonus calculation. Mr. Mulcahy participated in the Eveready bonus plan for fiscal 1995, but on the recommendation of Mr. Stiritz, it was deemed appropriate that his performance in fiscal 1996 be measured on the same basis as the other operating executives.

Corporate Staff  Officers -  Bonuses  for Messrs.  Elsesser  and certain  other

Corporate staff officers were measured on Company performance (50%) and a subjective assessment of individual performance (50%). As with Mr. Stiritz, Company performance was measured by comparing fully-diluted EPS growth for fiscal year 1996 with the prior year EPS.


Eveready Battery Company - Eveready's bonus plan, in which two executive officers participated, measured bonuses based on Eveready's performance and a subjective assessment of individual performance. Eveready's performance was measured based on its earnings before income taxes, adjusted for unusual items, compared to a similar calculation of the prior year's earnings. Performance was ranked subjectively in one of five brackets. Company performance accounted for 70% of the bonus and individual performance for 30%.

     The Committee expects to continue to utilize executive bonus plans with varying measures of individual and/or corporate performance for determining all or part of bonuses for executive officers.

Intermediate Term Bonus Plan

                                                                              51
     A Leveraged Incentive Plan ("LIP") was implemented effective October 1, 1994, for a select group of key executives, including Executive Officers of the Company, whose actions are believed to be able to positively impact shareholder value. At the end of three years, if certain Common Stock performance benchmarks described as "Total Shareholder Return" or "TSR" (Common Stock price appreciation plus reinvested dividends) are reached, a cash award equal to a percentage of three years' aggregate base salary will be payable to the participants. In addition, if the TSR over the three years meets or exceeds the 75th percentile of the TSR for a peer competitor group of the Company, an additional percentage of aggregate base salary for the three year period is payable. The peer group evaluated for this purpose is not identical to the peer group reflected in the Performance Graph on page 20. The Committee believes that tying payment under the plan to increases in shareholder value is consistent with its philosophy of maintaining a relatively high portion of pay at risk.

Deferrals of Bonus Awards

     The Committee exercises its discretion in determining whether to permit eligible employees, including Executive Officers, to defer payment of their cash bonus or other cash compensation under the terms of the Deferred Compensation Plan for Key Employees. The terms of that Plan may include, in any particular year, an additional Company match on deferrals in the Equity Option of the Plan. It has been determined that deferrals into the Equity Option of annual cash bonuses earned in fiscal year 1996 will be credited with a 25% Company match which is subject to certain vesting requirements. The Committee believes that this provision of the Plan serves the dual purpose of further aligning the executive's interests with those of shareholders of the Company by encouraging an investment in Company stock equivalents and adds a retention feature through the vesting requirement. The Committee has also determined that bonuses earned under the LIP at the end of fiscal year 1997 will also be eligible to be considered for deferral into the Plan but will not be credited with a Company
                                                                              52
match.

Stock Awards

     Stock-based incentive awards consist principally of stock options and restricted stock awards which are granted from time to time under the 1996 Incentive Stock Plan (the "1996 Plan"). Prior awards were granted under the 1988 Incentive Stock Plan, which is substantially identical to the present plan. In general, the Committee bases its decisions to grant stock-based incentives on the number of shares of Common Stock outstanding, the number of shares of Common Stock authorized by shareholders under the 1996 Plan, the number of options and shares of restricted Common Stock held by the executive for whom an award is being considered and the other elements of the executive's compensation, as well as the Company's compensation objectives and policies described above. As with the determination of base salaries and a portion of bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies.

     Stock options  entitle the  recipient to  purchase  a specified  number  of shares of the Company's Common Stock after a specified period of time and, in the case of performance-based options, after a performance goal has been met, at an option price which is equal to the fair market value of the Common Stock at the time of grant. They provide executives with an opportunity to buy and maintain an equity interest in the Company while linking the executive's compensation directly to shareholder value since the executive receives no benefit from the option unless all shareholders have benefited from an appreciation in the value of the Company's Common Stock. In addition, since the options "vest" serially, generally in three or four segments over a period of three to ten years after the date of grant, they function as a retention device while encouraging the executive to take a longer-term view about decisions impacting the Company.

                                                                              53
     Restricted stock awards consist of grants of the Company's Common Stock subject to certain restrictions. The restricted shares may not be sold, pledged or otherwise transferred until the restrictions lapse, which occurs serially, generally over a period of four to ten years after the date of grant. However, certain restricted stock awards generally do no vest at all until the recipient's attainment of age 62. Dividends, and interest on the dividends, accumulate until distributed as restrictions on the underlying shares lapse. Restricted stock awards further the goal of retaining key executives by encouraging stock ownership while linking executive performance with shareholder value.

     No restricted stock grants were made in fiscal year 1996. Performance options were awarded to certain employees, including Named Executive Officers, in September, 1996. Details of the grant to such officers can be found in the
Option Grants Table on page 13. No performance options were granted to Mr. Brown at that time because his bonus and awards during the next fiscal year will be determined in accordance with the Protein Technologies International Annual Bonus Plan which places an emphasis on cash awards in lieu of stock and option grants. Performance options awarded to certain employees, including Named Executive Officers, in September, 1995, (the details of which were described in the Company's Notice of Annual Meeting and Proxy Statement dated December 15,
1995) have been amended to extend the exercise period for individuals who voluntarily terminate employment after age 55 with at least 15 years of service from six months to five years, and for individuals who are involuntarily terminated (other than for cause) or who voluntarily terminate employment after age 62 from three years to five years. This amendment was intended to conform the Company's option exercise periods to those of other comparative companies, as indicated by published surveys.

Compensation for the Chairman and Chief Executive Officer

     The Committee awarded Mr. Stiritz an annual cash bonus for fiscal year 1996
                                                                              54
based on the qualitative and quantitative factors described above. The qualitative assessment of his performance also included an evaluation of the ongoing positive effect on the Company of significant restructuring initiatives and investment decisions undertaken under Mr. Stiritz's guidance during the past few years. The Committee recognized, as it evaluated Mr. Stiritz's overall compensation at the end of fiscal 1996, that he is likely to retire in the next few years from the position of Chief Executive Officer. Taking that into consideration, the Committee determined it to be in the best interest of the Company to change its approach to compensating Mr. Stiritz in furtherance of certain objectives it deemed important under the circumstances. The Committee wishes to facilitate a greater focus by Mr. Stiritz on succession planning and believes that sequential grants of long-term awards which are intended to retain key employees are not appropriate with respect to the Chief Executive Officer when there are relatively few years until retirement. To that end, the Committee decided to award Mr. Stiritz a special performance stock option grant, in exchange for which it would (i) freeze Mr. Stiritz's base pay until retirement at the level it was during fiscal year 1996; (ii) exclude him from future annual stock award grants; and (iii) exclude him from any further intermediate or long-term cash bonus plans. The size of the performance stock option grant was determined based on a calculation of the anticipated decrease in the value of Mr. Stiritz's total compensation package, caused not only by the direct effect of freezing his salary, but also by the indirect effect such a freeze will have on the calculation of benefits which are based on a percentage of base pay: e.g., his future annual cash bonuses; Company match on deferrals of salary or bonus into savings or deferred compensation plans; anticipated value of a second LIP, to be implemented in fiscal year 1997, from which he was excluded; and value of annual stock option grants it was anticipated would have been awarded to him. The purpose of the grant which, in the Committee's opinion, has an approximate value equal to the benefits described above which he will forgo, is to tie the majority of Mr. Stiritz's compensation to the
Company's Common Stock price performance during the last years of his employment. The performance price conditions to his exercising the award, and
                                                                              55
the exercise period which will extend after retirement from the Board for the balance of the ten year option term, are designed to encourage his interest in preserving long-term value for shareholders. Details of the special award are found in the Option Grants Table on page 13.

Deductibility of Certain Executive Compensation

     A feature of the Omnibus Budget Reconciliation Act of 1993 sets a limit on deductible compensation of $1,000,000 per year per person for the Chief Executive Officer and the next four highest-paid executives. The Committee has directed the Company's management to review executive compensation arrangements, fringe benefits and employee benefit plans in light of this provision. It has mandated the deferral of certain bonus payments to executives in the event payment would cause the Company to forgo its full deduction, and has taken steps with respect to certain option awards to predicate their exercise on deductibility. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may, in the exercise of its judgment, approve payment of compensation from time to time that may not be fully deductible. The Committee believes this flexibility will enable it to respond to changing business conditions or to an executive's individual performance. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

          W. H. Danforth -- Chairman    J. H. Biggs
          M. D. Ingram                  K. D. Ortega


                               PERFORMANCE GRAPHS

     The graphs displayed below are presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of
                                                                              56
future performance. These graphs in no way reflect the Company's forecast of future financial performance.

     Notwithstanding anything to the contrary set forth in any of the Company's previous SEC filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Notice of Annual Meeting of Shareholders and Proxy
Statement, in whole or in part, the following Performance Graphs and the Human Resources Committee Report on Executive Compensation set forth above shall not be incorporated by reference into any such filings.

     Set forth below are line graphs comparing the annual percentage change in cumulative total shareholder return for each class of Ralston Purina Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Food Index and a Bakery Index as defined in footnote (3) to the graphs.

           COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN RALSTON PURINA COMPANY COMMON STOCK ON SEPTEMBER 30, 1991
                      VS. S&P 500 AND S&P FOOD INDICES<F1>

                              [PERFORMANCE GRAPH]

           COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN
             RALSTON-RPG GROUP AND RALSTON-CBG GROUP COMMON STOCKS
                    FROM AUGUST 2, 1993 THROUGH MAY 15, 1995
                     VS. S&P 500 AND COMPETITOR INDICES<F2>

                              [PERFORMANCE GRAPH]

<F1> On July 30,  1993, the  Company recapitalized  its former  single class  of
     Common Stock by  redesignating it  as Ralston-Ralston  Purina Group  Common
                                                                              57
     Stock ("RPG Stock") and distributing a new class of Ralston-Continental Baking Group Common Stock ("CBG Stock"). For the line designated as "Ralston" the graph depicts the cumulative return on $100 invested in the Company's former single class of Common Stock from September 30, 1991 through July 30, 1993. Since August 2, 1993 (the date of initial issuance of RPG and CBG Stocks, depicted by the first solid vertical line) the graph depicts the cumulative return on $100 invested on that date in a capitalization-weighted combination of RPG and CBG Stock. Furthermore, on March 31, 1994, the Company spun-off Ralcorp Holdings, Inc. via a one for three stock dividend, which for performance purposes for RPG has been treated as a special one-time stock dividend in which the Ralcorp dividend was assumed liquidated with the proceeds from the sale being reinvested in RPG common. On April 4, 1994, (the initial date of issuance of the Ralcorp dividend) Ralcorp closed at $15.00 and RPG Stock closed at $37.25. On May 15, 1995 (as depicted by the second solid vertical line) each share of CBG Stock was exchanged for .0886 shares of RPG Stock; the shares of RPG Stock received upon the exchange are included in the overall performance of RPG Stock subsequent to that date. For the S&P 500 and S&P Food Indices, cumulative returns are measured for the period September 30, 1991 through September 30, 1996, with the value of each index set to $100 on September 30, 1991. Total return assumes reinvestment of dividends.

<F2> The lower graph  depicts the cumulative  return since August  2, 1993,  the date of initial issuance of RPG Stock and CBG Stock, through May 15, 1995, the date shares of CBG Stock were exchanged for shares of RPG Stock, of $100 invested during that time period in either RPG Stock or CBG Stock or one of the competitor indices. Total return assumes reinvestment of dividends.

<F3> The Bakery Index consists of  a capitalization-weighted combination of  the common stocks of CBG, Flowers Industries, Inc. and Interstate Bakeries Corporation.
                                                                              58


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of the Common Stock with the SEC and the New York Stock Exchange, Inc. Directors, officers, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     George Meffert, Vice President; and President, Eveready Battery Company, Inc., filed a Form 4 for the month of February, 1996, nine days after such report was due. The Company believes that during fiscal year 1996 in all other respects its directors and officers complied with all filing requirements applicable to them, based solely on the Company's review of copies of forms received by it.


                             SOLICITATION STATEMENT

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by regular employees of the Company, by telephone or personal contact. Georgeson & Co. has been retained to assist in the solicitation of proxies for a fee of $11,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs reasonably incurred by them in sending proxy materials to the beneficial owners of Common Stock and ESOP Preferred Stock.


                                                                              59
                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any shareholder proposal intended to be presented at the 1998 Annual Meeting of Shareholders and to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company, directed to the attention of the Secretary, not later than August 7, 1997. Any such proposals must comply in all respects with the rules and regulations of the SEC and the Bylaws of the Company.

                                   By order of the Board of Directors,


                                   NANCY E. HAMILTON
                                   Secretary
December 6, 1996

                        LANGUAGE ON FRONT OF PROXY CARD

RALSTON PURINA
COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 23,
            1997 AT 2:30 P.M., HYATT REGENCY HOTEL, ST. LOUIS UNION
                    STATION, 1820 MARKET ST., ST. LOUIS, MO.

The undersigned hereby appoints Messrs. William P. Stiritz and James M. Neville, and either of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Ralston Purina Company on January 23, 1997, and any adjournment thereof. The above named proxies are instructed to vote all the
                                                                              60
undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified below and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy relates to ALL shares owned by the undersigned, including any RAL Stock held in the undersigned's account under the Dividend Reinvestment Plan, and any RAL Stock and ESOP Preferred Stock shares credited to the undersigned's account under the Savings Investment Plan. Each share of RAL Stock and ESOP Preferred Stock is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.



                          RAL            RAL
     Proxy #        Shares Owned      SIP Shares       ESOP Preferred


IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD.  RETURN PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

------------------------------------

LANGUAGE ON BACK OF PROXY CARD

1.   Election of Directors:   John H. Biggs, David C. Farrell,
                              William P. Stiritz

                    /  / FOR all nominees listed.
                                                                              61
                    /  / FOR all nominees listed except              .
                    /  / WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Ratification of appointment of Price Waterhouse as independent accountants.

     /  /FOR    /  /AGAINST   /  /ABSTAIN


                                        Shareholder(s), please sign below
                                        exactly as name(s) appears on  front of
                                        card; in the case of joint holders, all
                                        should sign.








                                        Signature(s)(Title(s), if applicable)

                                        Date

The Board of Directors recommends a vote FOR proposals 1and 2 above.






                        LANGUAGE ON FRONT OF PROXY CARD
                                                                              62

RALSTON PURINA
COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 23,
            1997 AT 2:30 P.M., HYATT REGENCY HOTEL, ST. LOUIS UNION
                    STATION, 1820 MARKET ST., ST. LOUIS, MO.

The undersigned hereby appoints Messrs. William P. Stiritz and James M. Neville, and either of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Ralston Purina Company on January 23, 1997, and any adjournment thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified below and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy relates to ALL shares owned by the undersigned, including any RAL Stock held in the undersigned's account under the Dividend Reinvestment Plan. Each share of RAL Stock is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.



     Proxy #        Shares Owned

                                                                              63
RAL


IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD.  RETURN PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

------------------------------------

LANGUAGE ON BACK OF PROXY CARD

1.   Election of Directors:   John H. Biggs, David C. Farrell,
                              William P. Stiritz

                    /  / FOR all nominees listed.
                    /  / FOR all nominees listed except              .
                    /  / WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Ratification of appointment of Price Waterhouse as independent accountants.

     /  /FOR    /  /AGAINST   /  /ABSTAIN


                                        Shareholder(s), please sign below
                                        exactly as name(s) appears on  front of
                                        card; in the case of joint holders, all
                                        should sign.






                                                                              64


                                        Signature(s)(Title(s), if applicable)

                                        Date

The Board of Directors recommends a vote FOR proposals 1and 2 above.


                        LANGUAGE ON FRONT OF PROXY CARD

RALSTON PURINA
COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 23,
            1997 AT 2:30 P.M., HYATT REGENCY HOTEL, ST. LOUIS UNION
                    STATION, 1820 MARKET ST., ST. LOUIS, MO.

The undersigned hereby appoints Messrs. William P. Stiritz and James M. Neville, and either of them, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Shareholders of Ralston Purina Company on January 23, 1997, and any adjournment thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified below and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy relates to shares of RAL Stock credited to the undersigned's account under the Interstate Brands Corporation Savings Investment Plan. Each share of
                                                                              65
RAL Stock is entitled to one vote.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.



                                  RAL
               Proxy #        SIP Shares



IMPORTANT - PLEASE SIGN AND DATE ON BACK OF CARD. RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE; NO POSTAGE NECESSARY.

-------------------------


LANGUAGE ON BACK OF PROXY CARD

1.   Election of Directors:   John H. Biggs, David C. Farrell,
                              William P. Stiritz

                    /  / FOR all nominees listed.
                    /  / FOR all nominees listed except              .
                    /  / WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Ratification of appointment of Price Waterhouse as independent accountants.

     /  /FOR    /  /AGAINST   /  /ABSTAIN

                                                                              66

                                        Shareholder(s), please sign below
                                        exactly as name(s) appears on  front of
                                        card; in the case of joint holders, all
                                        should sign.








                                        Signature(s)(Title(s), if applicable)

                                        Date

The Board of Directors recommends a vote FOR proposals 1and 2 above.







                                   December 6, 1996



Dear Employee:

Enclosed is a proxy statement and a proxy for the Annual Meeting of Shareholders
                                                                              67
of Ralston Purina Company to be held on January 23, 1997. The enclosed proxy relates to shares of Ralston Common Stock as to which you are the record holder and shares of Ralston Common Stock and ESOP Preferred Stock credited to your account in the Ralston Purina Savings Investment Plan ("Plan").

The Trustees of the Plan will vote all shares of Common Stock and ESOP Preferred Stock held in the Plan as of November 18, 1996, whether or not they have been credited to participants' accounts. Shares credited to your account as of November 18, 1996, will be voted in accordance with your instructions on the enclosed proxy card. Any credited shares for which no instructions are received by the Trustee, and any shares in the fund which were not credited as of November 18, 1996, will be voted by the Trustee in the same proportion as the shares for which instructions were received from all participants.

Would you please complete, sign and date the enclosed proxy and return it, in the post-paid envelope provided, to the Corporation Trust Company, which acts as Tabulator. In order to provide the Tabulator with time to tabulate the votes, it has been requested that all proxies be returned as promptly as possible, but no later than January 20, 1997.

You may also have received additional proxy statements and proxies relating to other shares of stock held by you. These proxies are not duplicates of the one enclosed and we ask that they also be completed and returned pursuant to the instructions enclosed with them.


                                   William P. Stiritz
                                   Chairman of the Board and
                                   Chief Executive Officer



                                                                              68







                                   December 6, 1996



TO: Participants in the Ralston Purina Common Stock Fund of the Interstate Brands Corporation Savings Investment Plan:

Enclosed is a proxy statement and a proxy for the Annual Meeting of Shareholders of Ralston Purina Company to be held on January 23, 1997. The enclosed proxy relates to shares of Ralston Common Stock credited to your account in the Interstate Brands Corporation Savings Investment Plan ("Plan").

As Trustee of the Plan, Vanguard Fiduciary Trust Company will vote all shares of Common Stock held in the Plan as of November 18, 1996, whether or not they have been credited to participants' accounts. Shares credited to your account as of November 18, 1996, will be voted in accordance with your instructions on the enclosed proxy card. Any credited shares for which no instructions are received by Vanguard, and any shares in the fund which were not credited as of November 18, 1996, will be voted by Vanguard in the same proportion as the shares for which instructions were received from all Plan participants.

Would you please complete, sign and date the enclosed proxy and return it, in the post-paid envelope provided, to the Corporation Trust Company, which acts as Tabulator. In order to provide the Tabulator with time to tabulate the votes, it has been requested that all proxies be returned as promptly as possible, but
                                                                              69
no later than January 20, 1997.

You may also have received additional proxy statements and proxies relating to other shares of Ralston Common Stock held by you. These proxies are not duplicates of the one enclosed and should also be completed and returned pursuant to the instructions enclosed with them.




                                   The Vanguard Fiduciary Trust Company



APPENDIX

1. The Stock Price Performance Graphs on page 20 of the printed document are being transmitted in a format which cannot be processed by Edgar. A paper copy of the proxy statement containing these graphs will be mailed to registrant's branch chief. The Graph titled 'Comparison of Cumulative Total Return on $100 Invested in Ralston Purina Company Common Stock on September 30, 1991 vs. S & P 500 and S & P Food Indices' depicts the following returns:






                                                                              70
Measurement Point         Ralston          S & P 500         S & P Food Index
-----------------         -------          ---------         ----------------






























                                                                                                                                  71































                                                                              72
      9/30/91            $100.00              $100.00           $100.00
      9/30/92              93.12               110.92            112.13
      9/30/93              85.49               125.31            101.32
      9/30/94             116.06               129.92            112.28
      9/30/95             165.21               168.56            139.36
      9/30/96             199.23               202.84            172.18


























                                                                                                                                  73


The Graph titled "Comparison of Cumulative Total Return on $100 Invested in Ralston - RPG Group and Ralston - CBG Group Common Stocks from August 2, 1993 through May 15, 1995 vs. S & P 500 and Competitor Indices" depicts the following returns:






















                                                                              74
Measurement
    Point            RPG           CBG              S&P 500           S&P Food         Bakery Index
-----------------   -------        ---------        ----------------  -------------    ---------------





























                                                                                                                                  75































                                                                              76
      8/2/93      $100.00        $100.00             $100.00           $100.00           $100.00
     9/30/93       102.74         121.44              102.99            105.21            109.75
     9/30/94       144.03          69.39              106.78            116.59             96.05
     5/15/95       172.88          55.20              123.91            133.91            100.54




























                                                                                                                                  77































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